EXHIBIT 10.4

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is effective as of August 19, 2026 (the “Effective Date”), by and between:

alpha-En Corporation, a Delaware corporation, with its principal place of business at 200 North Drive, Hopewell Junction, New York 12533 (the “Grantor” or the “Company”); and

National Resources Lithium LLC, a Delaware limited liability company, with a mailing address at 485 West Putnam Avenue, Greenwich, Connecticut 06830 (the “Secured Party”).

Grantor and the Secured Party are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Grantor and Secured Party have entered into that certain Loan and Security Agreement dated August 19, 2026 (the "Loan Agreement"), pursuant to which Secured Party has made and may continue to make loans,  advances, and other financial accommodations to Grantor;

WHEREAS, Grantor’s obligations under the Loan Agreement and the Revolving Promissory Note dated August 19, 2026 (the "Note"), including all obligations now existing or hereafter arising thereunder, are secured by certain collateral, including the Patent Collateral described in this Agreement;

WHEREAS, Grantor is the owner of the patents and related rights identified on Schedule A attached hereto;

WHEREAS, the Parties desire to provide for and confirm Secured Party's security interest in the patents and related rights and to facilitate perfection and recordation of such security interest with the United States Patent and Trademark Office and other applicable filing offices; and

WHEREAS, the Board of Directors of Grantor has authorized the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Definitions

1.1  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that if perfection or the effect of perfection or non-perfection of the security interest granted hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such perfection or effect.

1.2  “Secured Obligations”

1.3  “Patent Collateral” means all right, title, and interest of Grantor, whether now owned or hereafter acquired, in and to all (a) patents and patent rights identified on Schedule A attached hereto, and (b) all other patents, patent applications, inventions, invention disclosures, and related intellectual property rights now owned or hereafter acquired by Grantor, including all reissues, reexaminations, divisions, continuations, continuations-in-part, renewals, extensions, substitutions, foreign counterparts thereof, together with all proceeds and rights related thereto, and all rights to sue for past, present and future infringement thereof, and all claims, causes of action, recoveries, settlements and judgments arising therefrom; provided however, that Patent Collateral does not include any patent, patent application, invention, invention disclosure or related patent rights owned by Landon Oakes individually and not owned by Grantor.  Any such asset shall become Patent Collateral upon its assignment to and ownership by Grantor.

2.  Grant of Security Interest

As collateral security for the payment and performance of the Secured Obligations, Grantor hereby grants to Secured Party a continuing security interest in and lien upon the Patent Collateral described in Schedule A.

3. Representations and Warranties of Grantor

Grantor represents and warrants to the Secured Party as of the Effective Date that:

(a)  Grantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)  Grantor is the sole and exclusive owner of the entire right, title, and interest in and to the Patent Collateral, free and clear of all liens, security interests, and encumbrances, except for the security interest granted hereunder and any  Permitted Liens as defined in the Loan Agreement ;

(c)  the Patents are subsisting, and to Grantor’s knowledge are valid and enforceable, and have not been adjudged invalid or unenforceable;

(d)  Grantor has full corporate power and authority to grant the security interest in the Patent Collateral, and the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action; and

(e)  this Agreement constitutes a legal, valid, and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

4. Covenants

Until the Secured Obligations are paid in full, Grantor shall: (a) maintain the Patents in full force and effect and pay when due all maintenance fees, annuities, and other charges necessary to keep the Patents subsisting; (b) not sell, assign, transfer, license (other than in the ordinary course of business), or grant any further lien or security interest in the Patent Collateral without the prior written consent of the Secured Party; (c) promptly notify the Secured Party of any new patent or patent application filed by or issued to Grantor arising from the same or related technology, whether owned by Grantor or Landon Oakes, and promptly  notify the Secured Party of any assignment  thereof to Grantor, at which time the patent or patent application shall become part of the Patent Collateral; (d) take all reasonable steps to defend the Patent Collateral against adverse claims and to prosecute infringement where commercially reasonable;  (e) execute and deliver such further documents and take such further actions as the Secured Party may reasonably request to create, perfect, and maintain the security interest granted hereunder; and (f) shall not create, incur, assume, or permit any lien or security interest on the Patent Collateral other than Permitted Liens that would be senior to or pari passu with the security interest of Secured Party without Secured Party’s prior written consent.

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5. Further Assurances; Perfection; Recordation

Grantor authorizes the Secured Party to file one or more UCC-1 financing statements describing the Collateral, and hereby further authorizes the Secured Party to record this Agreement (or a short-form patent security agreement or notice thereof) with the United States Patent and Trademark Office (“USPTO”) and any corresponding foreign registry. Grantor shall reasonably cooperate in the preparation and filing of such short-form agreement and USPTO cover sheet. The Secured Party may complete and file such recordation and financing statements without further signature of Grantor to the extent permitted by applicable law.

6. Events of Default

The occurrence and continuance of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement (“Event of Default”). All determinations regarding the existence, occurrence, waiver, cure or continuance of an Event of Default shall be made in accordance with the Loan Agreement.

7. Remedies

Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have all rights and remedies of a secured party under the UCC (including under Article 9 thereof) and under applicable law, all of which are cumulative. Without limiting the foregoing, the Secured Party may, to the fullest extent permitted by law, take possession of, sell, assign, license, or otherwise dispose of the Patent Collateral at public or private sale, and apply the proceeds thereof to the Secured Obligations. Grantor agrees that sixty (60) days’ prior written notice of any such disposition constitutes commercially reasonable notice. Grantor shall remain liable for any deficiency.

8. Continuing Security Interest; Termination

This Agreement creates a continuing security interest and shall remain in full force and effect until the Secured Obligations have been indefeasibly paid in full, at which time the security interest shall terminate and the Secured Party shall, at Grantor’s expense, execute and deliver such documents as are reasonably necessary to evidence the release of the Patent Collateral, including a release of the USPTO recordation and such other instruments as may be reasonably necessary to evidence the termination of the Patent Collateral.

9.  Relationship to Loan Agreement and Note

This Agreement is supplemental to, and shall be construed together with, the Loan Agreement and the Note. This Agreement is executed for the purpose of evidencing, perfecting and providing notice of the security interest granted in the Patent Collateral pursuant to the Loan Agreement and shall not be construed to expand, limit or otherwise modify the scope of the Patent Collateral or the Secured Obligations. In the event of any conflict between this Agreement and the Loan Agreement regarding the existence, amount, validity, enforceability or scope of the Patent Collateral or the Secured Obligations, the Loan Agreement shall control.

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10.  Governing Law; Jurisdiction

This Agreement, and all matters arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles, except to the extent that the perfection, effect of perfection, or priority of the security interest is governed by the law of another jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware in respect of any dispute arising hereunder.

11.  Miscellaneous

11.1 Notices. Notices shall be in writing and delivered to the addresses set forth above (or such other address as a Party designates in writing) by hand, nationally recognized overnight courier, or email to the address set forth below the signature line with confirmation of receipt.

11.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement is effective unless in writing and signed by both Parties. No failure or delay in exercising any right operates as a waiver thereof.

11.3 Entire Agreement. This Agreement, together with its Schedules, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior understandings, whether written or oral, relating thereto.

11.4 Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective successors and permitted assigns. Grantor may not assign this Agreement without the Secured Party’s prior written consent.

11.5 Severability. If any provision is held invalid or unenforceable, the remaining provisions shall continue in full force, and the invalid provision shall be modified to the minimum extent necessary to make it enforceable.

11.6 Notices. All notices, demands, requests, consents, approvals, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, sent by electronic mail, or deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Notices shall be sent to the parties at their respective addresses set forth in the introductory paragraph of this Agreement and to the email addresses set forth below their signature blocks, or such other address or email address as a party may designate by written notice to the other party. Notices sent by electronic mail shall be deemed received when sent, provided no notice of non-delivery is received by the sender. Notices sent by electronic mail after 5:00 p.m. local time of the recipient shall be deemed given on the next Business Day. “Business Day” as used in this Agreement means any day other than a Saturday, Sunday, or federal holiday.

11.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered electronically or by PDF are deemed original signatures.

11.8 Related Party Disclosure; Section 144 Authorization.

The Parties acknowledge that this Agreement is a related-party transaction because the Secured Party is a significant stockholder of the Company. The material facts as to the Secured Party’s ownership interest and participation in this transaction, including its substantial ownership position and influence with respect to the Company, were disclosed to the Board of Directors of the Company. The transaction was reviewed and approved in accordance with Section 144 of the Delaware General Corporation Law, and the Board determined that the transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders.

[Signature Page follows]

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IN WITNESS WHEREOF, the Parties have executed this Patent Security Agreement to be effective as of the Effective Date first written above.

GRANTOR:

alpha-En Corporation

Name: Jerome Feldman
Title: Chief Executive Officer and Chief Financial Officer
Email: c/o scoutaboutwest@yahoo.com

SECURED PARTY:

National Resources Lithium LLC

Name: Lynne Ward
Title: President
Email: lward@nationalresources.com

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SCHEDULE A

Patent Collateral

All United States patents set forth below, together with all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions, and renewals thereof, and all rights and proceeds associated therewith, all owned by alpha-En Corporation:

No.	U.S. Patent No.	Title	Application No.	Issue Date
1	US 8,715,482 B2	Electrolytic production of lithium metal	13/172,401	May 6, 2014
2	US 10,177,366 B2	High purity lithium and associated products and processes	15/160,013	Jan. 8, 2019
3	US 10,615,403 B2	High purity lithium and associated products and processes	15/821,275	Apr. 7, 2020
4	US 11,076,981 B2	High purity lithium and associated processes	16/160,522	Aug. 3, 2021
5	US 12,018,397 B2	System and process for producing lithium	[to be confirmed]	Jun. 25, 2024

Note: Application number for U.S. Patent No. 12,018,397 B2 to be confirmed from USPTO records prior to filing the short-form patent security agreement and cover sheet.

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